UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2024
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 5, 2024, SI-BONE, Inc. (the "Company") issued a press release (the “Press Release”) announcing results for the quarter ended June 30, 2024. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2024, the Company’s board of directors (“Board”) elected Daniel Wolf to serve as a director of the Company effective August 5, 2024, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal.

Mr. Wolf has served as Senior Vice President, Chief Strategy and M&A Officer at Baxter International Inc. since August 2022. From July 2010 to August 2022, Mr. Wolf served in various leadership positions with Medtronic plc, including President of Medicrea and Vice President and General Manager of Intelligent Data Solutions, as well as other roles in strategy, business development and healthcare economics, corporate development and national and strategic accounts. Mr. Wolf has also served on the boards of directors of HospitalIQ, Inc. from October 2022 to its acquisition by LeanTaaS, Inc. in January 2023, Blue Wind Medical Ltd. from July 2017 to December 2018, and Inspire Medical Systems, Inc. from July 2017 until its May 2018 initial public offering. Mr. Wolf began his career as a healthcare investment banking analyst at Piper Jaffray. Mr. Wolf received his B.A. in economics, with a minor in mathematics, from Bowdoin College, an M.B.A. from the Harvard Business School and a M.S. in health sciences and technology from the Massachusetts Institute of Technology.

As a non-employee director, Mr. Wolf will receive the following compensation under the Company’s non-employee director compensation policy: (1) an annual cash retainer of $45,000 for serving on the Board; (2) an initial grant of 17,182 restricted stock units (“RSU”), which will vest quarterly over three years beginning on the next quarterly vesting date that follows the grant date, subject to his continuous service with the Company on each applicable vesting date; and (3) on the date of each annual meeting of stockholders, an RSU grant having an approximate value of $120,000 based on the 30-day trailing average of the Company’s closing stock price, which will vest approximately one year from the grant date, subject to his continuous service with the Company on each applicable vesting date. Each RSU will be subject to accelerated vesting in the event of a change in control of the Company. The Company will also enter into its standard form of indemnification agreement with Mr. Wolf. Mr. Wolf does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Wolf and any other person pursuant to which he was selected as a director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 5, 2024
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	August 5, 2024	By:	/s/ Anshul Maheshwari
Anshul Maheshwari
Chief Financial Officer
(Principal Financial and Accounting Officer)